Exhibit 10.1

SECURED PROMISSORY NOTE

DATED: November 6, 2023

AMOUNT: $20,000,000.00

FOR VALUE RECEIVED, Gulf Island Fabrication, Inc.; Gulf Island EPC, LLC; Gulf Island, LLC; Gulf Island Shipyards, LLC; Gulf Island Services, LLC; Gulf Island Works, LLC; Dolphin Services, LLC; Southport, LLC; G.M. Fabricators, LP d/b/a Gulf Marine Fabricators; and Dolphin Steel Sales, LLC (collectively, the “Payors”), solidarily promise to pay to the order of Zurich American Insurance Company and Fidelity and Deposit Company of Maryland (collectively, the “Payees”) the sum of Twenty Million Dollars and No Cents ($20,000,000.00).

This Note is secured by that certain Multiple Indebtedness Mortgage between Gulf Island, LLC and Gulf Island Services, LLC f/k/a Dolphin Services, LLC as Mortgagor and Zurich American Insurance Company and Fidelity & Deposit Company of Maryland as Mortgagee, recorded in the public records of Terrebonne Parish, Louisiana on April 21, 2021, File No. 1625076, Book 3242, Page 791, including all amendments to said mortgage that have or may be made by the parties thereto.

I. PAYMENTS UNDER NOTE

The principal indebtedness evidenced hereby shall be due and payable as follows:

The Payors shall pay to the order of Payee the total sum of $20,000,000.00, at the rate of 3% interest per annum with yearly capitalization. Interest shall begin accruing on January 1, 2024. No interest shall accrue from the date of this note through December 31, 2023.

The sum of $20,000,000.00, plus interest as provided above, shall be payable in 15 annual installments of $1,675,331.61 on the last day of each year until paid, with the first payment due on December 31, 2024 and the last payment to be due on December 31, 2038. This Note may be prepaid in full without any penalty or premium. At the time of such prepayment, all unpaid principal and accrued but unpaid interest shall be paid.

All payments shall be made to Zurich American Insurance Company and Fidelity and Deposit Company of Maryland, Attn: Linda Flores, 1299 Zurich Way, Schaumburg, IL 60196-1056, or such other address as Payees may direct in writing. Payment shall be deemed timely if received by Payees on or before its due date.

This Note shall be deemed paid in full upon timely payment of the principal sum of $20,000,000.00, plus any accrued but unpaid interest, as set forth above.

II. DEFAULT/ACCELERATION AND INTEREST

If any payment is not received by the Payee on or before the date it is due, at the option of the Payee, the entire amount of this Note and 12% interest on the unpaid balance, from the date the Note was executed, may be declared immediately due and payable.

However, before (1) Payors may be declared in breach or default or (2) any unpaid balance may be accelerated, Payees shall deliver written notice of an alleged breach of or default under this Note to Payors by Federal Express or United States Post Office certified mail (return receipt requested) at:

Gulf Island Fabrication, Inc.

2170 Buckthorne Place, Suite #420

The Woodlands, TX 77380

With a copy to Payors’ attorney:

Etienne Balart

Jones Walker LLP

201 St. Charles Avenue

New Orleans, LA 70170

Notice may also be made at such other address as Payors shall direct in writing.

Payors shall have 15 calendar days after such notice is sent to cure any alleged breach of or default under this Note without any adverse consequences. Notice under this Section of the Note is deemed to be sufficient if the certified mail or Federal Express, which is sent to the addresses directed in writing by Payors, is returned as undeliverable.

III. NO WAIVER OF RIGHTS

The failure by Payees to exercise any of the rights, powers, or remedies under this Note shall not constitute a waiver of the right to exercise the same or any other right, power, or remedy at any subsequent time. The acceptance by Payees of any payment which is less than payment in full of all amounts due at the time of such payment, or the acceptance of any untimely payment, shall not constitute a waiver of the right to exercise any of Payees’ rights, powers, or remedies at that time, or at any prior or subsequent time, or nullify any prior exercise of any such right, power, or remedy without the written consent of Payees.

IV. ATTORNEY’S FEES

In case this Note should be placed in the hands of any attorney to institute legal proceedings to recover all or part of the amount hereof, or to protect the interests of Payees, or in case this Note should be placed in the hands of an attorney for collection, compromise, or other action, Payors bind themselves to pay the fees of the attorneys who may be employed for that purpose.

V. RIGHTS CUMULATIVE

Payees’ rights under this Note are cumulative and do not alter or limit Payees’ rights against any of the undersigned Indemnitors at law or under any other agreement, including without limitation under the General Indemnity Agreements with effective dates of October 15, 2007, June 21, 2010, December 15, 2015, and May 1, 2018.

VI. GOVERNING LAW

This Note is made for commercial purposes and shall be governed by the laws of the State of Louisiana.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Promissory Note as of the date first written above.

GULF ISLAND FABRICATION, INC., a Louisiana corporation

By: /s/ Richard W. Heo

Printed Name: Richard W. Heo

Its: President and Chief Executive Officer

GULF ISLAND EPC, LLC, a Louisiana limited liability company

By: /s/ Richard W. Heo

Printed Name: Richard W. Heo

Its: President and Chief Executive Officer

GULF ISLAND, LLC, a Louisiana limited liability company

By: /s/ Richard W. Heo

Printed Name: Richard W. Heo

Its: President and Chief Executive Officer

GULF ISLAND SHIPYARDS, LLC, a Louisiana limited liability company

By: /s/ Richard W. Heo

Printed Name: Richard W. Heo

Its: President and Chief Executive Officer

GULF ISLAND SERVICES, LLC, a Louisiana limited liability company d/b/a Dolphin Services, LLC and Dolphin Steel Sales, LLC

By: /s/ Richard W. Heo

Printed Name: Richard W. Heo

Its: President and Chief Executive Officer

GULF ISLAND WORKS, LLC, a Louisiana limited liability company

By: /s/ Richard W. Heo

Printed Name: Richard W. Heo

Its: President and Chief Executive Officer

SOUTHPORT, LLC, a Louisiana limited liability company

By: /s/ Richard W. Heo

Printed Name: Richard W. Heo

Its: President and Chief Executive Officer

G.M. FABRICATORS, LP, a Louisiana limited liability company d/b/a Gulf Marine Fabricators

By: /s/ Richard W. Heo

Printed Name: Richard W. Heo

Its: President and Chief Executive Officer